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Exhibit 10.30

BOND PLEDGE AGREEMENT

BOND PLEDGE AGREEMENT EXECUTED AS OF THIS            DAY OF MAY, 2005

BY AND BETWEEN:
SR TELECOM INC. (the "Grantor"), a legal person and a corporation duly incorporated under the Canada Business Corporations Act having its registered office and a place of business at 8150 Trans-Canada Highway, City of Montreal (Saint-Laurent), Province of Quebec, H4S 1M5, herein acting and represented by David L. Adams, its Senior Vice President, Finance, Chief Financial Officer and Secretary, duly authorized for all purposes hereof pursuant to a Resolution of its Board of Directors enacted on May 10, 2005, a certified extract of which is annexed hereto as Annex "A" hereto;
AND:
THE PERSONS NAMED ON THE EXECUTION PAGES HEREOF AS "LENDERS" as well as (i) any other Person who/which may hereafter become a Lender in accordance with the provisions of the Credit Agreement, and (ii) any present or future Affiliates of any of the foregoing Persons (collectively the "Pledgees");
AND:
COMPAGNIE TRUST BNY CANADA / BNY TRUST COMPANY OF CANADA, a trust company duly subsisting under the Trust and Loan Companies Act, Canada, in its capacity as Collateral Agent, mandatary, agent and custodian of and for the Pledgees (the "Agent"), having a place of business at 4 King Street West, Suite 1101, City of Toronto, Province of Ontario, M5H 1B6, herein acting and represented by Gerald F. Kandestin, its power of attorney, mandatary and representative duly authorized for all purposes hereof pursuant to a "Power of Attorney" executed at Toronto, Province of Ontario on May 4, 2005 by Christopher Sutherland, its president, and Marcia Redway, one of its assistant vice-presidents, duly authorized by (i) its duly enacted By-Laws 2.6 through 2.8, (ii) a "Signing Authority Resolution" duly enacted by its Board of Directors in accordance with such By-Laws, (iii) an "Authorization" issued by Christopher Sutherland, its president, in accordance with such By-laws and such "Signing Authority Resolution", certified extracts of all of which are annexed hereto as Annex "B" hereto.

        WHEREAS the Grantor has entered into (i) a "Credit Agreement" bearing formal date May 12, 2005 with the Lenders and Compagnie Trust BNY Canada / BNY Trust Company of Canada (as Administrative Agent and Collateral Agent), as may be amended, restated, supplemented and/or replaced, from time to time (the "Credit Agreement"), and (ii) a "Deed of Hypothec to Secure Bonds" bearing formal date May 12, 2005 with Compagnie Trust BNY Canada / BNY Trust Company of Canada in its capacity as Trustee and Fondé de Pouvoir for the Lenders, for any present or future Affiliates of the Lenders and for the Bondholders and in its other capacities thereunder (the "Trustee"), as may be amended, restated, supplemented and/or replaced, from time to time (the "Deed of Hypothec"). Whenever used herein, all of the defined words and terms in both the Credit Agreement and the Deed of Hypothec shall have the same meanings as therein set forth;

        WHEREAS the Grantor has issued and delivered to the Agent a Bond dated May 12, 2005 in the principal amount of One Hundred Million Dollars $100,000,000.00, bearing interest at Twenty-Five Percent (25%) per annum payable upon demand to and in favour of the Agent and certified by the Trustee, all in accordance with the provisions of the Deed of Hypothec (the"Bond");

        WHEREAS the Bond has been issued and delivered to the Agent by the Grantor and shall be held by the Agent as Collateral Agent (under the provisions of the Credit Agreement), mandatary, agent and custodian for and on behalf of and for the benefit of the Pledgees; and

        WHEREAS the Grantor wishes to pledge and hypothecate the Bond to and in favour of the Pledgees as continuing and collateral security for the payment, performance and fulfillment by the Grantor of all of the Obligations in accordance with the terms, conditions and provisions hereof;

NOW THEREFORE THE PARTIES HERETO AND HEREBY AGREE AS FOLLOWS:

1.
PREAMBLE

1.1
The preamble hereto shall form part hereof as if set forth at length herein.

2.
PLEDGE AND HYPOTHECATION

2.1
As general, continuing and collateral security for the payment, performance and fulfillment by the Grantor of all of the Obligations, the Grantor hereby pledges and hypothecates the Bond to and in favour of the Pledgees for and in the sum of One Hundred Million Dollars $100,000,000.00 plus interest thereon the at the rate of Twenty-Five Percent (25%) per annum;

2.2
As general, continuing and collateral security for the performance by the Grantor of the Obligations not otherwise secured by the hypothecs created under Clause 2.1 hereof, including, without limitation, interest on all over due interest as well as the costs and expenses incurred by the Trustee, the Agent and/or the Pledgees in order to preserve their security and/or realize upon the hypothecs created under the terms hereof and all other costs and expenses relating to the Obligations, the Grantor hereby further hypothecates and pledges the Bond to and in favour of the Pledgees for and in an additional sum equal to Twenty Percent (20%) of the principal amount of the hypothecation and pledge set forth in Clause 2.1 hereof, together with interest thereon at the rate of Twenty-Five Percent (25%) per annum.

3.
DELIVERY AND HOLDING OF BOND

3.1
Concurrently with the execution hereof, the Grantor has delivered the Bond to the Agent, to be held by the Agent in its capacity as Collateral Agent (under the provisions of the Credit Agreement), mandatary, agent and custodian for and on behalf of and for the benefit of the Pledgees, such that the Bond shall be deemed, for all purposes, to be in the Agent's possession for and on behalf of and for the benefit of the Pledgees, as the hypothecary creditors/pledgees of the Bond;

3.2
The Grantor hereby acknowledges, consents and agrees that the Pledgees may hold the Bond through the Agent at such place as is determined, from time to time, by the Agent in its discretion;

3.3
The Grantor acknowledges that any of the Pledgees and/or the Agent may purchase, acquire and be the holder(s) of the Bond, notwithstanding the provisions of such of section 32 of an Act to Respecting the Special Powers of Legal Persons, Quebec (RSQ, c.P-16);

3.4
In holding and continuing to hold the Bond and exercising any rights as Bondholder, the Agent shall, at all times, be subject to the duties and obligations and benefit from the indemnities and rights as Collateral Agent as provided for under the Credit Agreement.

4.
COLLECTION OF AMOUNTS UNDER THE BONDS

4.1
Notwithstanding the amount and tenor of the Bond, the Agent shall be entitled to claim under and enforce the Bond (for and on behalf of and for the benefit of the Pledgees) only to the extent of the Obligations secured hereby and all other obligations and amounts secured under Clauses 2.1 and 2.2 hereof;

4.2
The Grantor expressly acknowledges and agrees that the Agent is and shall be entitled to receive the claims represented by the Bond (for and on behalf of and for the benefit of the Pledgees) up to the amount of the Obligations secured hereby and all other obligations and amounts secured under Clauses 2.1 and 2.2 hereof;

4.3
Notwithstanding the provisions of article 1572 and the second paragraph of article 2753 of the Civil Code as well as any other legal rule concerning imputation of payments, the Agent may apply the amounts received or deposited pursuant to the provisions of such articles in accordance with the terms, conditions and provisions of the Credit Agreement and the Deed of Hypothec.

5.
EVENT OF DEFAULT, ETC.

5.1
The Grantor shall be in default hereunder as and when a Default or an Event of Default occurs under the Credit Agreement;

5.2
In the event that the Grantor is in default hereunder, the Agent shall, subject to the terms, conditions and the provisions of the Credit Agreement, be entitled to enforce the Bond and cause the Trustee to enforce the Hypothec, the Separate Hypothec and all other security interests and rights under the Deed of Hypothec and to exercise all available rights, remedies and recourses under the Credit Agreement, the Deed of Hypothec, the present agreement and/or under law;

5.3
For so long as any part of the Obligations secured hereby remain outstanding, the Agent shall have the right to vote at any meeting or upon any matter which a holder of the Bond has the right to vote for or at and shall also be authorized to appoint any other person to exercise such right of vote;

5.4
Notwithstanding the fact that the Bond is payable upon demand, the Agent agrees that it will not demand payment of the Bond until such time as a Default or an Event of Default has occurred under the Credit Agreement. In such event, the Agent may demand payment of the Bond and collect the money owed to the Agent thereunder or sell the Bond and/or exercise any other right, remedy or recourse which, under any applicable law, is available to the Agent and/or the Pledgees.

6.
PRECEDENCE

6.1
In the event that any provisions of this agreement contradict or are otherwise incapable of being construed in conjunction with the provisions of the Credit Agreement, the following will apply:

a)
The provisions of the Credit Agreement shall take precedence over those contained in this agreement; and

b)
If any act of the Grantor is expressly permitted under the Credit Agreement but is prohibited under this agreement, any such act shall be permitted under the Credit Agreement and shall be deemed to be permitted hereunder; the whole unless as a result thereof, the security created hereby or any of the hypothecary remedies of the Agent and/or the Pledgees hereunder would be in any way diminished or invalidated, in which case the provisions of this agreement will govern.

7.
MISCELLANEOUS

7.1
The present agreement and the hypothecations and pledges created hereby are and shall be in addition to and not in substitution of any other hypothecs, security interests or rights presently or in the future held by any of the Pledgees, the Agent, the Collateral Agent or the Trustee for the fulfillment of the Obligations and shall not operate as any novation of any obligations of the Grantor towards the Pledgees, the Agent, the Collateral Agent or the Trustee under the Credit Agreement or the Deed of Hypothec;

7.2
Any notice required to be given hereunder shall be given in the manner provided for under the Credit Agreement;

7.3
If any provision of this agreement is prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction;

7.4
The present agreement and the interpretation and enforcement hereof shall be governed by and in accordance with the laws of the Province of Quebec. The Grantor hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of the Province of Quebec with respect to any matter arising hereunder or in relation hereto;

7.5
The present agreement may be referred to as bearing formal date of May 9, 2005, notwithstanding the actual date of its execution;

7.6
These presents may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document;

7.7
The clause headings of this agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof or the construction or interpretation of this agreement;

7.8
The parties hereby confirm their express wish that this agreement and all related documents be drawn up in English, but without prejudice to any such documents which may from time to time be drawn up in French only, or in both English and French;

    Les parties confirment leur volonté expresse que la présente entente et tous les documents connexes soient rédigés en anglais, mais sans préjudice cependant à tous tels documents qui pourront à l'occasion être rédigés en français seulement, ou à la fois en anglais et en français.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THE PRESENT BOND PLEDGE AGREEMENT ON THE DATE HEREIN FIRST MENTIONNED.

GRANTOR:
SR TELECOM INC.
Per:	/s/ DAVID L. ADAMS Name: David L. Adams Title: Senior Vice President, Finance, Chief Financial Officer and Secretary
LENDERS (acting on their own behalfs and on behalf of any of their present or future Affiliates):
B IV CAPITAL PARTNERS, L.P. By: GP Capital IV, LLC, its General Partner By: DDJ Capital Management, LLC, Manager
Per:	/s/ DAVID J. BREAZZANO Name: David J. Breazzano Title:
GMAM INVESTMENT FUNDS TRUST II By: DDJ Capital Management, LLC, on behalf of GMAM Investment Funds Trust II, in its capacity as investment manager
Per:	/s/ DAVID J. BREAZZANO Name: David J. Breazzano Title:

DDJ CANADIAN HIGH YIELD FUND By: DDJ Capital Management, LLC, its attorney-in-fact
Per:	/s/ DAVID J. BREAZZANO Name: David J. Breazzano Title:
DDJ OCTOBER FUND ONSHORE FEEDER, LIMITED PARTNERSHIP By: October G.P., LLC, its general partner By: DDJ Capital Management, LLC, its Manager
Per:	/s/ DAVID J. BREAZZANO Name: David J. Breazzano Title:
OCTOBER OS INVESTMENT SUB 2005, LTD. By: DDJ Capital Management, LLC, in its capacity as Investment Manager
Per:	/s/ DAVID J. BREAZZANO Name: David J. Breazzano Title:
GUARDIAN CAPITAL L.P., on behalf of certain funds and/or accounts that it manages and/or advises
Per:	/s/ STEVE KEARNS Name: Steve Kearns Title:
Per:
Name: Title:

GREYWOLF CAPITAL MANAGEMENT LP, on behalf of certain funds and/or accounts that it manages and/or advises
Per:	/s/ WILLIAM TROY Name: William Troy Title:
Per:
Name: Title:
CATALYST FUND GENERAL PARTNER I INC, as the General Partner of Catalyst Fund Limited Partnership I
Per:	/s/ GABRIEL DE ALBA Name: Gabriel de Alba Title:
Per:
Name: Title:
POLAR SECURITIES INC., on behalf of North Pole Capital Master Fund
Per:	/s/ HERMAN GILL Name: Herman Gill Title:
Per:
Name: Title:

AGENT:
COMPAGNIE TRUST BNY CANADA / BNY TRUST COMPANY OF CANADA
Per:	/s/ GERALD F. KANDESTIN Name: Gerald F. Kandestin Title: Power of Attorney, mandatary and representative

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BOND PLEDGE AGREEMENT